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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036




                                                                February 7, 2002


Stillwater Mining Company
536 E. Pike Avenue
Columbus, Montana  59019

                             Re:  Stillwater Mining Company
                                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Stillwater Mining Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-75404) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on December 18, 2001 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the resale from time to time by certain stockholders of the Company (the "Selling Stockholders") of up to 4,285,715 shares of Common Stock (as defined below) acquired by the Selling Stockholders in a private placement on January 30, 2002 (the "Secondary Shares"), and the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to $250,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company, less the aggregate public offering price of any sales of Secondary Shares: (i) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, which may be in one or more series (the "Debt Securities"), which may be issued under one or more indentures relating to either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, as applicable (the "Indenture" or "Indentures"), proposed to be entered into between the Company and trustees to be named (the "Trustee" or Trustees"); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the "Preferred Stock"), in one or more series; (iii) shares of common stock, $0.01 par value per share, of the Company ("Common Stock"); (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock and Common Stock, which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between the Company and warrant agents to be named (the "Warrant Agent or Warrant Agents"); (v) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares"), evidenced by depositary


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receipts (the "Receipts"), which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") proposed to be entered into between the Company and a depositary to be named; (vi) such indeterminate amount of Debt Securities, as may be issued upon conversion or exercise of any Warrants (the "Indeterminate Debt Securities"); and (vii) such indeterminate number of shares of Preferred Stock or Common Stock, as may be issued upon conversion or exercise of any Warrants, such indeterminate number of shares of Preferred Stock or Common Stock, as may be issued upon conversion of any Debt Securities, and such indeterminate number of shares of Common Stock or Preferred Stock, as may be issued upon conversion of any Preferred Stock (the "Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Indeterminate Debt Securities and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement relating to the Offered Securities and the Secondary Shares; (ii) the form of Indenture; (iii) the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the "Certificate of Incorporation");
(iv) the By-laws of the Company, as currently in effect (the "By-laws"); (v) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities; (vi) certain resolutions of the Board of Directors related to the issuance, sale and registration of the Secondary Shares; (vii) the Stock Purchase Agreement, dated January 30, 2002, relating to the private placement of the Secondary Shares, by and among the Company and the entities listed on Exhibit A thereto; and (viii) the documentation related to the closing of the private placement of the Secondary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. We have assumed that the Indentures will be duly authorized, executed and delivered by the applicable Trustees and that any Debt Securities that may be issued will


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be manually signed by duly authorized officers of the Trustees. In addition, we have assumed that the terms of the Offered Debt Securities (as defined below) and Offered Warrants (as defined below) will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the corporate laws of the State of Delaware and those laws, rules and regulations of the States of New York and of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the Offered Securities, Indentures, Warrant Agreements and Deposit Agreements (other than the United States federal securities laws, state and foreign securities or blue sky laws, antifraud laws and rules and regulations of the National Association of Securities Dealers, Inc.), without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the corporate laws of the State of Delaware, the laws of the State of New York and the laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;
         (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the


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         Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon exercise of any Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement (including any Warrant Agreement), will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) requirements that a claim with respect to any Offered
         Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.       With respect to any series of Warrants (the "Offered Warrants"), when
         (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and


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         in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

3. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto;
         (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the "Certificate of Designation") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein;
         (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under Delaware corporate law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency



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         agreement (including any Warrant Agreement), will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to any offering of Common Stock by the Company (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement (including any Indenture or Warrant Agreement), will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

5. With respect to any offering of Depositary Shares (the "Offered Depositary Shares"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate offers of the Company have been all necessary corporate action to approve the issuance of the Offered Depositary Shares and related matters, including the adoption of a Certificate of Designation for such


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         related series of Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware in the form to be filed as an exhibit to the Registration Statement; any amendment thereto or any document incorporated by reference therein; (v) the filing of such Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation relating to such related series of Preferred Stock, and the By-laws of the Company so as not to violate any applicable law, Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Deposit Agreement has been duly executed and delivered;
         (viii) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the corporate laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (ix) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

6. The Secondary Shares which may be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.



         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.




                                  Very truly yours,

                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP




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